Exhibit 99.1

Xponential Fitness, Inc. Announces Second Quarter 2026 Financial Results

-	North America system-wide sales[1] of $437.3 million were flat year-over-year

-	Opened 67 gross new studios and sold 53 franchise licenses in Q2 2026

IRVINE, Calif., August 6, 2026 – Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today reported financial results for the second quarter ended June 30, 2026.

Financial Highlights: Q2 2026 Compared to Q2 2025

•	Revenue of $66.0 million decreased 13%.

•	North America system-wide sales[1] of $437.3 million were flat.

•	North America same store sales[2] decreased 6.8%, compared to growth of 2.4%.

•	North America quarterly run-rate average unit volume (AUV)[3] of $659,000, compared to $686,000.

•

Net loss of $4.8 million, or a loss of $0.10 per basic share, on a share count of 42.0 million shares of Class A Common Stock, compared to a net income of $1.3 million, or loss per share of $0.01, on a share count of 35.0 million shares of Class A Common Stock.

•	Adjusted net income[4] of $0.8 million, or an adjusted net income of $0.02 per basic share[4], compared to $14.5 million, or $0.26 per basic share[4].

•	Adjusted EBITDA[5] of $21.9 million, compared to $28.1 million.

“While our second quarter results were below expectations, we continued to make progress against the priorities we believe are most important to strengthening Xponential for the long term, including continued studio growth, both domestically and internationally, enhanced digital capabilities, and elevated franchisee studio support,” said Mike Nuzzo, Chief Executive Officer of Xponential Fitness. “These efforts, led by a strong management team working collaboratively across brands and functions, are laser focused on driving long term, sustainable growth and success for our franchisees.”

Operating Results for the Second Quarter Ended June 30, 2026

Total revenue was $66.0 million, down 13% from the prior year period. The decline in total revenue was expected and driven primarily by fewer equipment installations, and lower merchandise revenue following the Company’s transition to the new outsourced logistics arrangement.

Franchise revenue was $44.0 million, down 3% year-over-year. This decline was driven primarily by a decrease in same store sales, coupled with brand divestitures completed in 2025.

Equipment revenue was $7.1 million, down 26% year-over-year. This decrease was primarily the result of fewer global equipment installations, driven by fewer studio openings and lower franchise license sales.

Merchandise revenue was $0.5 million, down 90% year-over-year. The decrease was primarily driven by the change in the business model due to the Company’s transition from an in-house wholesale model to an outsourced retail model, as well as challenges related to the transition.

Franchise marketing fund revenue was $8.7 million, down 8% year-over-year. The decrease was primarily due to lower system-wide sales stemming from divested brands.

Other service revenue was $5.6 million, down 10% year-over-year, primarily driven by lower vendor commission and brand access fee revenues.

Selling, general and administrative expenses were $32.0 million, up 33% year-over-year, primarily driven by an increase in legal expenses.

Marketing fund expenses were $11.4 million, up 29% year-over-year. This increase reflected the timing of incremental marketing spend, as the Company front-loaded more investment in the second quarter of 2026 compared with the second quarter of 2025.

Net loss totaled $4.8 million, or a loss of $0.10 per basic share, compared to net income of $1.3 million, or a loss of $0.01 per basic share, in the prior year period.

Adjusted net income4 was $0.8 million, or adjusted net income of $0.02 per basic share4, compared to adjusted net income4 of $14.5 million, or adjusted net income of $0.26 per basic share4.

Adjusted EBITDA5 was $21.9 million, down 22% from $28.1 million in the prior year period.

Liquidity and Capital Resources

As of June 30, 2026, the Company had approximately $25.0 million of cash, cash equivalents and restricted cash and $522.4 million in total long-term debt. Net cash used in operating activities was $25.7 million for the quarter ended June 30, 2026.

All financial data included in this release refer to global numbers, unless otherwise noted. All KPI information is presented on an adjusted basis to include full historical data for all brands in the brand portfolio as of June 30, 2026, and to exclude all information for all brands not owned as of June 30, 2026. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measures are included in the tables that accompany this release.

2026 Outlook

The Company is revising its full year 2026 outlook, which compares to 2025 results as follows:

•	Net new studio openings of approximately 150, or a decrease of 25%. This compares to previous guidance of 150 to 170;

•	North America system-wide sales[1] in the range of $1.70 billion to $1.75 billion, or a decrease of 1% at the midpoint. This compares to previous guidance of $1.72 billion to $1.80 billion;

•	Revenue in the range of $250.0 million to $260.0 million, representing a decrease of 19% at the midpoint. This compares to previous guidance of $260.0 million to $270.0 million; and

•	Adjusted EBITDA[5] in the range of $91.0 million to $97.0 million, representing a decrease of 16% at the midpoint. This compares to previous guidance of $100.0 million to $110.0 million.

Additional key assumptions for full year 2026 include:

•	Tax rate in the mid-to-high single digits;

•

Share count of 41.0 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables at the end of this press release.

The Company is not able to provide a quantitative reconciliation of the estimated full year Adjusted EBITDA for fiscal year ending December 31, 2026 without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, tax receivable agreement remeasurements, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Second Quarter 2026 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its second quarter 2026 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, August 20, 2026, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13761232.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to deliver the talents, assets, and capabilities necessary for successful franchise growth, the Company operates a diversified platform of five brands spanning modalities including Pilates, barre, stretching, strength training, and yoga. In partnership with its franchisees, and master franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states, Puerto Rico, and 29 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest barre brand in the United States; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP financial measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, adjusted net income (loss), and adjusted net earnings (loss) per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses and related employer payroll taxes, acquisition and transaction expenses (income) (including change in contingent consideration), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business net of insurance reimbursements), financial transaction fees and related expenses (including costs related to strategic alternatives and other contemplated corporate transactions), tax receivable agreement remeasurement, impairment of goodwill and other noncurrent assets, loss and expenses due to brand divestitures (excluding impairments) (including expenses directly related to the divested brands for arrangements that existed prior to divestiture, outsourcing of our retail merchandising and change in contingent consideration receivable related to a divested brand) executive transition costs (consisting of executive recruiting costs and other related costs), transformation initiative costs (primarily consisting of third-party professional consulting fees related to modifications of our business strategy and cost saving initiatives), and charges incurred in connection with our restructuring plan that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. Forward-looking statements include, without limitation, statements relating to expected growth of our business; expected benefit of the changes in management; projected number of new studio openings; profitability; anticipated industry trends; projected financial and performance information such as system-wide sales and Adjusted EBITDA; and other statements under the section “2026 Outlook”; our competitive position in the boutique fitness and broader health and wellness industry; and ability to execute our business strategies and our strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to: franchisees’ ability to generate sufficient revenues; our ability to anticipate and satisfy consumer preferences; risks related to loss of reputation and brand awareness; our ability to manage changes in executive leadership; our ability to attract and retain key senior management and key employees; risks relating to expansion into international markets; macroeconomic conditions or economic downturns; geopolitical uncertainty, including, but not limited to, the impact of the presidential administration in the U.S. trade policies and tariffs and the ongoing conflicts in Europe and the Middle East; general economic conditions and industry trends; risks relating to our review of strategic alternatives, including that such review may not result in a transaction and could adversely affect our business, operations and stock price; and other risks as described in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the full year ended December 31, 2025, filed by Xponential with the SEC on March 4, 2026, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Contact:

Addo Investor Relations

investor@xponential.com

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash, cash equivalents and restricted cash	$24,988	$45,863
Accounts receivable, net	17,428	18,449
Inventories	2,950	2,222
Prepaid expenses and other current assets	20,169	24,151
Deferred costs, current portion	3,794	3,671
Notes receivable, net	55	290

Total current assets	69,384	94,646
Property and equipment, net	9,418	10,891
Right-of-use assets	11,642	13,736
Goodwill	127,789	127,789
Intangible assets, net	65,229	66,507
Deferred costs, net of current portion	22,162	24,860
Other assets	4,219	7,205

Total assets	$309,843	$345,634

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$15,986	$26,282
Accrued expenses	31,126	51,202
Deferred revenue, current portion	17,259	19,324
Line of credit	10,000	—
Current portion of long-term debt	5,250	5,250
Other current liabilities	13,330	13,917

Total current liabilities	92,951	115,975

Deferred revenue, net of current portion	65,225	69,567
Contingent consideration from acquisitions	8,561	10,309
Long-term debt, net of current portion, discount and issuance costs	499,524	500,500
Lease liabilities, net of current portion	10,860	14,243
Other liabilities	8,817	6,993

Total liabilities	685,938	717,587
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400 shares authorized, none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600 shares authorized, none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized, 42,196 and 35,256 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	4	3
Class B common stock, $0.0001 par value, 500,000 shares authorized, 7,110 and 13,738 shares issued, and 7,035 and 13,663 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	—	1
Additional paid-in capital	443,147	489,732
Receivable from shareholder	(17,502)	(16,603)
Accumulated deficit	(745,382)	(740,520)
Treasury stock, at cost, 75 shares outstanding as of June 30, 2026 and December 31, 2025	(1,697)	(1,697)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(321,430)	(269,084)
Noncontrolling interests	(54,665)	(102,869)

Total stockholders’ deficit	(376,095)	(371,953)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$309,843	$345,634

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue, net:
Franchise revenue	$43,991	$45,353	$85,145	$89,247
Equipment revenue	7,058	9,509	11,409	20,613
Merchandise revenue	542	5,613	1,195	11,868
Franchise marketing fund revenue	8,733	9,461	17,445	18,730
Other service revenue	5,644	6,272	11,488	12,633

Total revenue, net	65,968	76,208	126,682	153,091
Operating costs and expenses:
Costs of product revenue	5,579	10,505	9,209	22,477
Costs of franchise and service revenue	4,198	3,955	7,460	8,052
Selling, general and administrative expenses	32,033	24,084	62,073	69,629
Impairment of goodwill and other noncurrent assets	—	12,928	—	14,843
Depreciation and amortization	1,765	2,973	4,017	5,929
Marketing fund expense	11,440	8,855	23,114	18,212
Acquisition and transaction expense (income)	1,439	(1,915)	(1,748)	(10,553)

Total operating costs and expenses	56,454	61,385	104,125	128,589

Operating income	9,514	14,823	22,557	24,502
Other expense (income):
Interest income	(668)	(701)	(1,305)	(1,320)
Interest expense	14,948	12,975	29,442	24,363
Tax receivable agreement expense	—	891	—	1,975

Total other expense	14,280	13,165	28,137	25,018

Income (loss) before income taxes	(4,766)	1,658	(5,580)	(516)
Income taxes	65	312	71	797

Net income (loss)	(4,831)	1,346	(5,651)	(1,313)
Less: net income (loss) attributable to noncontrolling interests	(694)	377	(789)	(359)

Net income (loss) attributable to Xponential Fitness, Inc.	$(4,137)	$969	$(4,862)	$(954)

Net loss per share of Class A common stock:
Basic	$(0.10)	$(0.01)	$(0.12)	$(0.11)
Diluted	$(0.10)	$(0.01)	$(0.12)	$(0.11)
Weighted average shares of Class A common stock outstanding:
Basic	42,031	34,972	39,687	34,444
Diluted	42,031	34,972	39,687	34,444

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(5,651)	$(1,313)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,017	5,929
Amortization and write off of debt issuance costs	156	87
Amortization and write off of discount on long-term debt	1,585	3,664
Change in contingent consideration from acquisitions	(1,748)	(10,553)
Non-cash lease expense	1,888	2,207
Change in tax receivable agreement liability	—	1,975
Bad debt expense	89	1,163
Equity-based compensation	3,687	5,947
Non-cash interest	(976)	(747)
Gain on disposal of assets and lease terminations	(718)	(931)
Change in contingent consideration receivable from Lindora	3,593	—
Impairment of goodwill and other noncurrent assets	—	14,843
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	1,432	(11,949)
Inventories	(727)	2,624
Prepaid expenses and other current assets	3,196	(4,146)
Operating lease liabilities	(1,994)	(1,934)
Deferred costs	2,575	2,065
Notes receivable, net	3	1
Accounts payable	(11,173)	(4,662)
Accrued expenses	(20,577)	12,127
Other current liabilities	1	(2,417)
Deferred revenue	(6,407)	(7,335)
Other assets	198	1,296
Other liabilities	1,824	400

Net cash provided by (used in) operating activities	(25,727)	8,341
Cash flows from investing activities:
Purchases of property and equipment	(736)	(1,992)
Purchase of intangible assets	(707)	(803)
Notes receivable issued	—	(173)
Notes receivable payments received	234	108

Net cash used in investing activities	(1,209)	(2,860)
Cash flows from financing activities:
Borrowings from long-term debt, net of original discount issue	—	10,000
Payments on long-term debt	(2,625)	(2,748)
Debt issuance costs	—	(90)
Payment of preferred stock dividend	—	(3,796)
Borrowings from line of credit	10,000	—
Payments of contingent consideration	—	(500)
Payments for taxes related to net share settlement of restricted share units	(1,161)	(2,097)
Proceeds from issuance of common stock in connection with stock-based compensation plans	58	122
Payments for distributions to Pre-IPO LLC Members	(176)	(432)
Loan to shareholder	(35)	—

Net cash provided by financing activities	6,061	459

Increase (decrease) in cash, cash equivalents and restricted cash	(20,875)	5,940
Cash, cash equivalents and restricted cash, beginning of period	45,863	32,739

Cash, cash equivalents and restricted cash, end of period	$24,988	$38,679

Xponential Fitness, Inc.

Net Income (Loss) to GAAP EPS

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Numerator:
Net income (loss) attributable to XPO Inc.	$(4,831)	$1,346	$(5,651)	$(1,313)
Less: net loss attributable to noncontrolling interests	694	156	789	1,460
Less: dividends on preferred shares	—	(1,898)	—	(3,796)

Net loss attributable to XPO Inc. - basic and diluted	(4,137)	(396)	(4,862)	(3,649)
Denominator:
Weighted average shares of Class A common stock outstanding - basic and diluted	42,031	34,972	39,687	34,444
Net loss per share attributable to Class A common stock - basic	$(0.10)	$(0.01)	$(0.12)	$(0.11)
Net loss per share attributable to Class A common stock - diluted	$(0.10)	$(0.01)	$(0.12)	$(0.11)
Anti-dilutive shares excluded from diluted loss per share of Class A common stock:
Restricted stock units	2,506	1,850	2,506	1,850
Conversion of Class B common stock to Class A common stock	7,035	13,663	7,035	13,663
Convertible preferred stock	—	8,112	—	8,112
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(4,831)	$1,346	$(5,651)	$(1,313)
Interest expense, net	14,280	12,274	28,137	23,043
Income taxes	65	312	71	797
Depreciation and amortization	1,765	2,973	4,017	5,929

EBITDA	11,279	16,905	26,574	28,456
Equity-based compensation	1,703	2,666	3,687	5,947
Employer payroll taxes related to equity-based compensation	28	144	72	259
Acquisition and transaction expense (income)	1,439	(1,915)	(1,748)	(10,553)
Litigation expenses	791	(4,921)	4,831	11,268
Financial transaction fees and related expenses	1,592	139	1,781	442
TRA remeasurement	—	891	—	1,975
Impairment of goodwill and other noncurrent assets	—	12,928	—	14,843
Loss and expenses due to brand divestitures (excluding impairments)	4,004	—	4,964	81
Executive transition costs	931	—	931	—
Transformation initiative costs	—	—	—	889
Restructuring and related charges (excluding impairments)	168	1,263	1,256	1,818

Adjusted EBITDA	$21,935	$28,100	$42,348	$55,425

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$(4,831)	$1,346	$(5,651)	$(1,313)
Acquisition and transaction expenses (income)	1,439	(1,915)	(1,748)	(10,553)
TRA remeasurement	—	891	—	1,975
Impairment of goodwill and other noncurrent assets	—	12,928	—	14,843
Loss and expenses due to brand divestitures (excluding impairments)	4,004	—	4,964	81
Restructuring and related charges (excluding impairments)	168	1,263	1,256	1,818

Adjusted net income (loss)	$780	$14,513	$(1,179)	$6,851

Adjusted net income (loss) attributable to noncontrolling interest	113	4,077	(354)	1,786
Adjusted net income (loss) attributable to Xponential Fitness, Inc.	667	10,436	(825)	5,065
Dividends on preferred shares	—	(1,365)	—	(2,695)

Adjusted earnings (loss) per share - basic numerator	$667	$9,071	$(825)	$2,370

Add: Adjusted net income attributable to noncontrolling interest	113	4,077	—	1,786
Add: Dividends on preferred shares	—	1,365	—	2,695

Adjusted earnings (loss) per share - diluted numerator	$780	$14,513	$(825)	$6,851

Adjusted net earnings (loss) per share - basic	$0.02	$0.26	$(0.02)	$0.07
Weighted average shares of Class A common stock outstanding - basic	42,031	34,972	39,687	34,444
Adjusted net earnings (loss) per share - diluted	$0.02	$0.26	$(0.02)	$0.12
Effect of dilutive securities:
Restricted stock units	18	—	—	—
Convertible preferred stock	—	8,112	—	8,112
Conversion of Class B common stock to Class A common stock	7,146	13,664	—	14,062

Weighted average shares of Class A common stock outstanding - diluted	49,195	56,748	39,687	56,618
Shares excluded from adjusted diluted earnings per share of Class A common stock
Restricted stock units	2,506	1,851	2,506	1,851
Convertible preferred stock	—	—	—	—
Conversion of Class B common stock to Class A common stock	—	—	—	—
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024

Note: The above adjusted net income (loss) per share is computed by dividing the adjusted net income (loss) attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability primarily attributable to Rumble.

Footnotes

1. System-wide sales represent gross sales by all North America studios (which includes the United States, U.S. territories and Canada). System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales weekly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

2. Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales to include monthly sales for any traditional studio location in North America. If the studio has generated at least 13 months of consecutive positive sales and opened at least 13 calendar months ago as of any month within the measurement period, the respective comparable months will be included. We measure same store sales based solely upon monthly sales as derived through the designated point-of-sale system. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

3. AUV is calculated by dividing sales during the applicable period for all studios contributing to AUV by the number of studios contributing to AUV. All traditional studio locations in North America are included in the AUV calculation, so long as they meet certain time since opening and sales criteria (as defined immediately below). In particular, AUV (LTM as of period end) and Quarterly AUV (run rate) are calculated as follows:

•

AUV (LTM as of period end) consists of the average sales for the trailing 12 calendar months for all traditional studio locations in North America that opened at least 13 calendar months ago as of the measurement date and that have generated positive sales for each of the last 13 calendar months as of the measurement date.

•

Quarterly AUV (run rate) consists of average quarterly sales for all traditional studio locations in North America that had opened at least six calendar months ago as of the beginning of the respective quarter, and that have non-zero sales in the respective quarter (including nominal or negative sales figures; the only figures excluded are exact $0 amounts in the quarter), multiplied by four.

We measure sales for AUV based solely upon monthly sales as derived through the designated point-of-sale system. AUV is impacted by changes in same store sales, studio openings, and studio closures. Management reviews AUV to assess studio economics.

4. Adjusted net income (loss) is a non-GAAP financial measure that excludes certain amounts and is used to supplement net income (loss). Adjusted net income (loss) assumes that all net income (loss) is attributable to Xponential Fitness, Inc., which assumes the full exchange of all outstanding Class B common stock for shares of Class A common stock of Xponential Fitness, Inc., adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. Adjusted net income (loss) per share, diluted, is calculated by dividing adjusted net income (loss) by the total weighted-average shares of Class A common stock outstanding plus any dilutive securities and assuming the full conversion of all outstanding Class B common stock. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds.

5. We define Adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation and related employer payroll taxes, acquisition and transaction expenses (income) (including change in contingent consideration), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business net of insurance reimbursements), financial transaction fees and related expenses (including costs related to strategic alternatives and other contemplated corporate transactions), tax receivable agreement remeasurement, impairment of goodwill and other noncurrent assets, loss and expenses due to brand divestitures (excluding impairments) (including expenses directly related to the divested brands for arrangements that existed prior to divestiture, outsourcing of our retail merchandising and change in contingent consideration receivable related to a divested brand) executive transition costs (consisting of executive recruiting costs and other related costs), transformation initiative costs (primarily consisting of third-party professional consulting fees related to modifications of our business strategy and cost saving initiatives),and restructuring and related charges incurred in connection with our restructuring plan that we do not believe reflect our underlying business performance and affect comparability.